UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 05, 2024

Universal Logistics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-51142	38-3640097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12755 E. Nine Mile Road
Warren, Michigan		48089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 586 920-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On April 5, 2024, Universal Management Services, Inc. (“Universal Management”), a subsidiary of Universal Logistics Holdings, Inc. (“Universal”) and certain of our borrowing subsidiaries entered into an amendment to their credit agreement with KeyBank National Association, KeyBanc Capital Markets, Inc., The Huntington Bank, U.S. Bank National Association, and a syndicate of lenders. The amendment modifies the credit agreement by, among other things, joining additional subsidiaries as guarantors of payment and expanding the scope of exceptions to certain restrictive covenants in the credit agreement. The additional guarantors of payment under the amended credit agreement are Tiger Mexico Holdings I, LLC, Tiger Mexico Holdings II, LLC, Logistics Insight Corporation, S. de R.L. de C.V. and Tigre Carga Equipos, S. de R.L. de C.V.

As security for the indebtedness under the amended credit agreement, the borrowers and guarantors grant KeyBank a first-priority pledge of the capital stock of certain of our subsidiaries, as specified in the amended credit agreement. KeyBank was also granted a first-priority, perfected security interest in cash, deposits, accounts receivable, inventory, equipment, and selected other assets of the borrowers and guarantors, as specified in the amended credit agreement.

The amended credit agreement includes customary affirmative and negative covenants, as well as financial covenants requiring minimum fixed charge coverage and leverage ratios, as defined in the amended credit agreement. It contains customary events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods, including the failure to make timely payments, the failure to satisfy covenants, a change in control of us or our subsidiaries, and specified events of bankruptcy or insolvency. The amended credit agreement also includes customary mandatory prepayments provisions.

The foregoing description in this Current Report of the amended credit agreement is not intended to be a complete description of the amendment and related documents. The description is qualified in its entirety by the full text of the documents attached as Exhibit 10.1 to and incorporated by reference in this Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10.1

Second Amendment Agreement dated April 5, 2024 among Universal Management Services, Inc., certain of its affiliates identified therein as Borrowers, KeyBank National Association, and the Lenders party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date:	April 9, 2024	By:	/s/ Steven Fitzpatrick
Steven Fitzpatrick Secretary